Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Vertical Aerospace Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Carry Forward Securities	Equity	Ordinary shares issuable on exercise of warrants	Rule 457(p)	15,265,146	$—	$—	—	$—
	Total Offering Amounts					$18,623,483.00		$2,031.82
	Total Fees Previously Paid							$2,031.82
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Consists of 15,265,146 Ordinary Shares that may be received upon exercise of warrants to purchase Ordinary Shares, originally issued by Broadstone Acquisition Corp. to the public in its initial public offering that were converted into warrants to purchase Ordinary Shares on the closing of the Business Combination at an exercise price of $11.50 per share (the “Public Warrants”). The Ordinary Shares issuable upon the exercise of the Public Warrants were previously registered on a registration statement on Form F-4 (File No. 333-257785) (the “Prior Registration Statement) and are being transferred to this registration statement on Form F-1 pursuant to Rule 457(p).
(2)	Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included herein is a combined prospectus that also relates to securities that were registered by the Prior Registration Statement, and this registration statement constitutes a post-effective amendment to the Prior Registration Statement. A filing fee of $2,031.82 was previously paid in connection with registering offers and sales, pursuant to the Prior Registration Statement, of 15,265,146 Ordinary Shares issuable upon exercise of the Public Warrants. Such post-effective amendment shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.